Exhibit 99.1

General Environmental Management, Inc. Announces Second Quarter 2006 Results

POMONA, CA - August 14, 2006 - General Environmental Management, Inc. (“GEM”) (OTC BB: GEVM.OB), a leading environmental and waste remediation company, today announced financial results for the second quarter and six months ended June 30, 2006.

“Our second quarter revenue grew 19 percent sequentially, driven primarily by sales of our K2M services,“ stated Tim Koziol, chairman and CEO of GEM. “We completed the integration of K2M this quarter and its higher margin services drove our gross profit to $1 million. Recently, we secured $25 million in financing and are working toward the acquisition of a privately held North American waste management service provider. When completed, this acquisition would expand our geographic scope to a national scale.”

Total revenue for the quarter ended June 30, 2006 was $4.3 million, compared to $4.2 million in the same quarter of 2005. Gross profit as a percentage of revenue for the second quarter of 2006 was approximately 23 percent, compared to approximately 14 percent in the second quarter of 2005. Net loss for the second quarter of 2006 was $1.8 million, or $0.06 per common share, compared to a net loss of $2.3 million, or $0.09 per common share, in the second quarter of 2005.

Total revenue for the six months ending June 30, 2006 was $8.0 million, compared to $7.5 million in the same period last year. Net loss for the first half of 2006 was $2.9 million, or $0.10 per share, compared to $3.7 million or $0.14 per common share, in the six months ended June 30, 2005.

Brett Clark, chief financial officer of GEM, added, “We have been able to achieve economies of scale in the integration of our recent acquisitions, which has resulted in lower operating expenses and reduced our cash usage from operations. The resulting more efficient infrastructure, combined with our expected full year revenue growth of 20 to 25 percent as compared to 2005, brings us closer to our long-term goal of sustainable profitability.”

Recent Highlights

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In August, received $25 million in total investment proceeds from Laurus Master Fund, Ltd through a secured three-year note in the principal amount of $29.5 million and seven-year warrants to purchase 13,636,362 shares of the company’s common stock at an exercise price of $0.24 per share. The proceeds are currently held in an escrow account and will be released to GEM upon fulfillment of certain conditions, including GEM’s acquisition of a privately held North American waste management service provider.

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In June, received a two-year contract to provide its environmental services and solutions to the City of Santa Monica, CA.  Under the terms of the contract, GEM will provide technical on-site personnel for the transportation and disposal of all hazardous and non-hazardous waste, and employ its EnviroConstruction services on an as-needed basis.

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In June, awarded a five-year contract worth $3 million from the Metropolitan Water District (MWD) of Southern California. GEM is providing services for the management of hazardous and non-hazardous waste from the public utility. Services include project oversight, labor, logistics, transportation and disposal services, training, and Environmental, Health, Safety (EHS) Consulting Services.

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In May, awarded a subcontract from Jacobs Engineering Group, Inc. (Jacobs) valued at $500,000 for the period of May through August 2006. The contract included the on-site management, transportation and disposal of contaminated soil from a remote location on Kodiak Island.

About General Environmental Management, Inc.
General Environmental Management, Inc. (www.go-gem.com) is a full service hazardous waste management and environmental services firm providing integrated environmental solutions managed through its proprietary web-based enterprise software, GEMWare, including the following service offering: management and transportation of waste; design and management of on-site waste treatment systems; management of large remediation projects; response to environmental incidents and spills; and environmental, health and safety compliance. Headquartered in Pomona, California, GEM operates five field service locations and one Treatment, Storage and Disposal Facility (TSDF), servicing all markets in the Western U.S.

Statements made in this press release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of GEM. No forward-looking statement can be guaranteed. GEM undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect GEM's business.

Company Contact:
General Environmental Management (GEM)
Tim Koziol, 909-444-9500
IR@go-gem.com

Investor Contact:
Lippert / Heilshorn & Associates, Inc.
Moriah Shilton / Kirsten Chapman, 415-433-3777
moriah@lhai-sf.com

-Tables to follow-

GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2006	2005
	(Unaudited)
CURRENT ASSETS:
Cash in bank	$68,474	$47,995
Accounts receivable, net of allowance for doubtful accounts of
$238,013 and $236,021, respectively	3,505,647	5,143,754
Prepaid expenses and current other assets	497,778	126,268
Total Current Assets	4,071,899	5,318,017

Property and Equipment - Net of accumulated depreciation
$1,012,690 and $865,814 respectively	2,776,152	2,478,556
Restricted cash	878,247	566,698
Intangibles	1,612,518	306,996
Deferred financing fees	507,585	-
Deferred acquisition costs	358,799	-
Deposits	135,772	59,120
Goodwill	644,647	644,647
TOTAL ASSETS	$10,985,619	$9,374,034

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Notes payable - financing agreement	$558,558	$1,094,780
Accounts payable	2,383,333	3,920,923
Accrued expenses	1,422,272	414,616
Accrued Disposal costs	307,373	789,414
Payable to related party	831,736	121,123
Deferred rent	15,502	16,255
Current portion of notes payable	70,904	83,106
Notes payable to investors	692,941	1,359,448
Total Current Liabilities	6,282,619	7,799,665
Financing agreement, net of current portion	1,681,874	--
Notes payable, net of current portion	1,023,295	1,536,652
Notes payable to investors	792,306	-
Total Liabilities	9,780,094	9,336,317
Convertible notes, net of discount	91,610	-

STOCKHOLDERS’ EQUITY
Series A convertible preferred stock, net of offering costs of $ 37,732, 10% dividend, liquidation, preference $1 per share,$.001 par value, 50,000,000 shares authorized, 250,000 shares issued and outstanding	212,628	212,628
Common stock, $.001 par value, 200,000,000 shares authorized, 28,250,635 and 27,893,576 shares issued and outstanding	28,252	27,895
Additional paid in capital	17,063,903	13,083,970
Accumulated deficit	(16,190,868)	(13,286,776)
Total Stockholders' Equity	1,113,915	37,717
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,985,619	$9,374,034

GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Six months ended
	June 30, 2006	June 30, 2005	June 30,2006	June 30,2005

REVENUES	$4,349,839	$4,246,795	$7,997,757	$7,541,256

COST OF REVENUES	3,338,327	3,670,251	6,126,696	6,506,777

GROSS PROFIT	1,011,512	576,544	1,871,061	1,034,479

OPERATING EXPENSES	2,191,472	2,711,040	3,942,749	4,473,717

OPERATING LOSS	(1,179,960)	(2,134,496)	(2,071,688)	(3,439,238)

OTHER INCOME (EXPENSE):
Interest income	6,323	4,643	11,671	6,132
Interest and financing costs	(610,630)	(221,653)	(896,887)	(366,752)
Other non-operating income	22,826	31,320	52,812	107,230
Net Loss	(1,761,441)	(2,320,186)	(2,904,092)	(3,692,628)

Preferred stock dividends	(16,871)	-	(16,871)	-
Net Loss applicable to common share holders	$(1,778,312)	$(2,320,186)	$(2,920,963)	$(3,692,628)

Calculations of net loss per common Share, basic and diluted:	$(.06)	$(.09)	$(.10)	$(.14)

Weighted average shares of common stock
outstanding, basic and diluted	28,250,635	26,254,698	28,168,279	25,512,605

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